Gratitude Health, Inc. 8-K

Exhibit 99.2

HOME BISTRO, INC.
Index to Financial Statements

Page

Financial Statements:

Report of Independent Registered Public Accounting Firm	2

Balance Sheet as of December 31, 2018	3

Statement of Operations for the Year Ended December 31, 2018	4

Statement of Stockholders’ Deficit for the Year Ended December 31, 2018	5

Statement of Cash Flow for the Year Ended December 31, 2018	6

Notes to Financial Statements	7

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of
Home Bistro, Inc.

Opinion on the Financial Statements

We have audited the accompanying balance sheet of  Home Bistro, Inc. (the Company) as of December 31, 2018, and the related statements of operations, stockholders’ deficit, and cash flows for the year ended December 31, 2018, and the related  financial statement footnotes (collectively referred to as the “financial statements”).

In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December  31, 2018 and the results of its operations and its cash flows for the year ended December 31, 2018 in conformity with accounting principles generally accepted in the United States of America.

Substantial Doubt Regarding Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 of the financial statements, the Company suffered recurring losses from operations and has a significant accumulated deficit. In addition, the Company continues to experience negative cash flows from operations. These factors raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regard to these matters are described in Note 2 of the financial statements. The accompanying financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audit, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audit included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audit provides a reasonable basis for our opinion

D. Brooks and Associates CPAs, P.A.

Palm Beach Gardens, Florida

April 6, 2020

HOME BISTRO, INC.

BALANCE SHEET

December 31, 2018

ASSETS

CURRENT ASSETS:
Cash	$49,281
Inventory	7,306
Prepaid expenses and other assets	8,344

Total Current Assets	64,931

Total Assets	$64,931

LIABILITIES AND STOCKHOLDERS’ DEFICIT

CURRENT LIABILITIES:
Accounts payable	$259,730
Accrued expenses and other liabilities	17,317
Note payable - in default	15,000
Advance payable	18,830
Unredeemed gift cards	9,966

Total Current Liabilities	320,843

Total Liabilities	320,843

Commitments and contingency (Note 11):

STOCKHOLDERS’ DEFICIT:
Preferred Stock: $0.0001 par value; 10,000 shares authorized; nil issued and outstanding	—
Common stock issuable: $0.0001 par value; 100,000 shares authorized, 34,423 common stock issuable	3
Additional paid-in capital	4,636,752
Accumulated deficit	(4,892,667)

Total Stockholders’ Deficit	(255,912)

Total Liabilities and Stockholders’ Deficit	$64,931

The accompanying notes are an integral part of these financial statements.

HOME BISTRO, INC.

STATEMENT OF OPERATIONS

For the Year Ended December 31, 2018

Product sales, net	$1,010,580
Cost of sales	609,029

Gross profit	401,551

Operating Expenses:
Compensation	423,859
Professional fees	26,258
General and administrative	184,575

Total Operating Expenses	634,692

Other Income (Expense):
Interest expense	(15,036)
Gain on debt extinguishment	46,438

Total Other Income, net	31,402

Net Loss	$(201,739)

BASIC AND DILUTED LOSS PER COMMON SHARE:
Net loss per common share - basic and diluted	$(6.54)

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING:
Basic and diluted	30,852

The accompanying notes are an integral part of these financial statements.

HOME BISTRO, INC.

STATEMENT OF CHANGES IN STOCKHOLDERS’ DEFICIT

For the Year Ended December 31, 2018

	Preferred Stock		Common Stock Issuable
	Number		Number		Additional		Total
	of		of		Paid-in	Accumulated	Stockholders’
	Shares	Amount	Shares	Amount	Capital	Deficit	Deficit

Balance at December 31, 2017	—	$—	9,270	$1	$3,811,565	$(4,939,753)	$(1,128,187)

Cumulative effect of change in accounting principal	—	—	—	—	—	248,825	248,825

Common stock issuable upon conversion of convertible debt, accrued interest and forfeiture of related warrants with related parties	—	—	2,134	—	439,144	—	439,144

Common stock issuable for cash	—	—	4,396	—	150,000	—	150,000

Accretion of stock-based compensation	—	—	18,425	2	229,311	—	229,313

Common stock issuable to consultants for services	—	—	198	—	6,732	—	6,732

Net loss	—	—	—	—	—	(201,739)	(201,739)

Balance at December 31, 2018	—	$—	34,423	$3	$4,636,752	$(4,892,667)	$(255,912)

The accompanying notes are an integral part of these financial statements.

HOME BISTRO, INC.

STATEMENT OF CASH FLOWS

For the Year ended December 31, 2018

CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(201,739)
Adjustments to reconcile net loss to net cash used in operating activities:
Amortization expense	15,368
Stock-based compensation	229,313
Stock issued for consulting services	6,732
Gain on debt extinguishment	(46,438)
Change in operating assets and liabilities:
Inventory	(7,306)
Prepaid expenses and other current assets	(3,697)
Accounts payable	(131,095)
Unredeemed gift cards	(17,386)
Accrued expenses and other liabilities	23,006

Net Cash Used in Operating Activities	(133,242)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from sale of common stock	150,000
Proceeds of advance payable	25,000
Repayment of note payable and advance payable	(33,909)

Net Cash Provided by Financing Activities	141,091

Net Change in Cash	7,849

Cash - beginning of year	41,432

Cash - end of year	$49,281

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Cash paid during the period for:
Interest	$3,676
Income taxes	$—

Non-cash investing and financing activities:
Issuance of common stock for convertible debt, accrued interest, and warrants with related parties	$439,144
Cumulative effect of change in accounting principal in connection with gift certificate liability	$248,825

The accompanying notes are an integral part of these financial statements.

Home Bistro, Inc.

Notes to Financial Statements

December 31, 2018

NOTE 1 – ORGANIZATION AND NATURE OF OPERATIONS

Home Bistro, Inc (f/k/a DineWise L.L.C.) (the “Company”) is a Delaware corporation formed on April 9, 2013 under the name DineWise L.L.C. On December 1, 2014, the Company underwent a statutory conversion filed under  Section 8-265  of the Delaware Code  whereby  the Company converted from a limited liability company to a corporation. Additionally, on December 1, 2014, the Company changed its name to Home Bistro, Inc.

The Company provides prepackaged and prepared meals as a solution for time-constrained but discerning consumers focused on satisfying every member of the family by offering a broad array of the highest quality meal planning, delivery, and preparation services. Products are customized meal solutions, delivered fresh-frozen directly to the home.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accompanying financial statements of the Company have been prepared in accordance with accounting principles generally accepted in the United States of America (the “U.S. GAAP”).

Going Concern

The financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the settlement of liabilities and commitments in the normal course of business. As reflected in the accompanying financial statements, for the year ended December 31, 2018, the Company had net loss and cash used in operations of $201,739 and $133,242, respectively. At December 31, 2018, the Company had an accumulated deficit, stockholders’ deficit, and working capital deficit of $4,892,667, $255,914 and $255,914, respectively. These factors raise substantial doubt about the Company’s ability to continue as a going concern for a period of twelve months from the issuance date of this report. The Company’s primary source of operating funds in 2018 was primarily from the sale of common stock. The Company has experienced net losses from operations since inception, but expects these conditions to improve in the near term and beyond as it develops its business model. Management cannot provide assurance that the Company will ultimately achieve profitable operations or become cash flow positive, or raise additional debt and/or equity capital. Management believes that the Company’s capital resources are not currently adequate to continue operating and maintaining its business strategy for a period of twelve months from the issuance date of this report. If the Company is unable to raise additional capital or secure additional lending in the near future, management expects that the Company will need to curtail or cease operations. These financial statements do not include any adjustments related to the recoverability and classification of recorded asset amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

Use of Estimates

The preparation of the financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from these estimates. Significant estimates during the year ended December 31, 2018 include the useful life of property and equipment, the estimates for obsolete inventory, assumptions used in the redemption recognition method for unredeemed gift cards, assumptions used in assessing impairment of long-term assets, estimates of current and deferred income taxes and deferred tax valuation allowances and the fair value of non-cash equity transactions.

Fair Value Measurements

The carrying amounts reported in the balance sheet for cash, inventory, prepaid expenses, accounts payable, accrued expense and other liabilities, notes payable – related party and unredeemed gift cards approximate their fair market value based on the short-term maturity of these instruments.

Cash and Cash Equivalents

For purposes of the statements of cash flows, the Company considers all highly liquid instruments with a maturity of three months or less at the purchase date and money market accounts to be cash equivalents. At December 31, 2018, the Company did not have any cash equivalents.

Home Bistro, Inc.
Notes to Financial Statements
December 31, 2018

The Company maintains its cash in bank and financial institution deposits that at times may exceed federally insured limits. There were no balances in excess of FDIC insured levels as of December 31, 2018. The Company has not experienced any losses in such accounts through December 31, 2018.

Inventory

Inventory, consisting of finished goods related to the Company’s products are stated at the lower of cost and net realizable value utilizing the first-in first-out (FIFO) method. A reserve is established when management determines that certain inventories may not be saleable. If inventory costs exceed expected net realizable value due to obsolescence or quantities in excess of expected demand, the Company will record reserves for the difference between the cost and the net realizable value. These reserves are recorded based on estimates and included in cost of sales. As of December 31, 2018, the inventory balance was minimal and the Company determined that there was no allowance needed.

Intangible Assets

Intangible assets consisted of the cost of internal-use software purchased from a third-party vendor which handled the Company’s accounting, order entry, sales, marketing, production and customer service. The intangible asset was being amortized over three years. As of December 31, 2018, this intangible asset was fully amortized.

Revenue Recognition

In May 2014, FASB issued Accounting Standards Update, ASU 2014-09, establishing ASC 606 - Revenue from Contracts with Customers (ASU 2014-09). ASU 2014-09, as amended by subsequent ASUs on the topic, establishes a single comprehensive model for entities to use in accounting for revenue arising from contracts with customers and supersedes most of the existing revenue recognition guidance. This standard, which is effective for interim and annual reporting periods in fiscal years that begin after December 15, 2017, requires an entity to recognize revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services and also requires certain additional disclosures. The Company adopted this standard on January 1, 2018 using the modified retrospective approach, which requires applying the new standard to all existing contracts not yet completed as of the effective date and recording a cumulative-effect adjustment to retained earnings as of the beginning of the fiscal year of adoption. See recent adopted accounting pronouncements section of this note for the impact the adoption of this ASU had on the Company’s December 31, 2018 financial statements.

Product Sales

Product sales are recognized when the product is delivered to the customer and title has transferred, it is at this point in time that the Company’s performance obligations have been completed.  Product sales are recorded net of any discounts or allowances and include shipping charges.

Customers can purchase gift cards via phone or online through the Company’s e-commerce website. Gift card purchases are initially recorded as unredeemed gift card liabilities and are recognized as product sales upon redemption. Historically, the majority of gift cards are redeemed within two years of issuance. The Company does not charge administrative fees on unused gift cards, and its gift cards do not have an expiration date.

Based on historical redemption patterns, a portion of issued gift cards are not expected to be redeemed. The Company uses the redemption recognition method for recognizing breakage related to unredeemed gift cards for which it has sufficient historical information. Under the redemption recognition method, breakage revenue is recorded in proportion to, and over the time period gift cards are actually redeemed. The estimated breakage rate is based on historical issuance and redemption patterns and is re-assessed by the Company on a regular basis. At least three years of historical data, which is updated annually, is used to estimate redemption patterns. Breakage revenue is included in product sales and amounted to $14,951 during the year ended December 31, 2018.  Prior to 2018, revenue from gift cards was only recorded upon redemption (see Note 7).

Cost of Sales

The Company’s policy is to recognize product related cost of sales in conjunction with revenue recognition, when the product costs are incurred which is upon delivery of product. Cost of sales includes the costs directly attributable to the delivery of the product to customers including both inbound and outbound shipping costs.

Home Bistro, Inc.
Notes to Financial Statements
December 31, 2018

Shipping and handling costs incurred for product shipped to customers are included in cost of sales and amounted to $111,576 for the year ended December 31, 2018. Shipping and handling costs charged to customers are included in sales.

Stock-Based Compensation

Stock-based compensation is accounted for based on the requirements of  ASC 718 – “Compensation–Stock Compensation”, which requires recognition in the financial statements of the cost of employee and director services received in exchange for an award of equity instruments over the period the employee or director is required to perform the services in exchange for the award (presumptively, the vesting period). The ASC also requires measurement of the cost of employee and director services received in exchange for an award based on the grant-date fair value of the award.

Advertising costs

The Company participates in various advertising programs. All costs related to advertising of the Company’s products are expensed in the period incurred. For the year ended December 31, 2018, advertising costs charged to operations were $35,495 and are included in general and administrative expenses on the accompanying statement of operations.

Income Taxes

The Company accounts for income taxes using the liability method prescribed by ASC 740 - Income Taxes. Under this method, deferred tax assets and liabilities are determined based on the difference between the financial reporting and tax bases of assets and liabilities using enacted tax rates that will be in effect in the year in which the differences are expected to reverse. The Company records a valuation allowance to offset deferred tax assets if based on the weight of available evidence, it is more-likely-than-not that some portion, or all, of the deferred tax assets will not be realized. The effect on deferred taxes of a change in tax rates is recognized as income or loss in the period that includes the enactment date.

On December 22, 2017, the United States signed into law the Tax Cuts and Jobs Act (the “Act”), a tax reform bill which, among other items, reduces the current federal income tax rate to 21% from 34%. The rate reduction is effective January 1, 2018, and is permanent. The Act has caused the Company’s deferred income taxes to be revalued. As changes in tax laws or rates are enacted, deferred tax assets and liabilities are adjusted through income tax expense. Pursuant to the guidance within SEC Staff Accounting Bulletin No. 118 (“SAB 118”), as of December 31, 2017, the Company recognized the provisional effects of the enactment of the Act for which measurement could be reasonably estimated. Since the Company has provided a full valuation allowance against its deferred tax assets, the revaluation of the deferred tax assets did not have a material impact on the financial statements presented. The ultimate impact of the Act may differ from these estimates due to the Company’s continued analysis or further regulatory guidance that may be issued as a result of the Act.

The Company follows the accounting guidance for uncertainty in income taxes using the provisions of ASC 740. Using that guidance, tax positions initially need to be recognized in the financial statements when it is more likely than not the position will be sustained upon examination by the tax authorities. For the years ended December 31, 2018 and 2017, the Company had no uncertain tax positions that qualify for either recognition or disclosure in the financial statements.

Basic and Diluted Loss Per Share

Pursuant to ASC 260-10-45, basic loss per common share is computed by dividing net loss by the weighted average number of shares of common stock outstanding for the periods presented. Diluted loss per share is computed by dividing net loss by the weighted average number of shares of common stock, common stock equivalents and potentially dilutive securities outstanding during the period. Potentially dilutive common shares consist of common stock issuable for stock options and warrants (using the treasury stock method), convertible notes and common stock issuable. These common stock equivalents may be dilutive in the future. There were no potentially dilutive equity securities outstanding as of December 31, 2018.

Concentration Risk

The Company purchased approximately 100% of its food products from two vendors during the year ended December 31, 2018.  The Company is not obligated to purchase from this vendor, and, if necessary, there are other vendors from which the Company can purchase food products. As of December 31, 2018, the Company had an accounts payable balance of $902 to one of these vendors.

 Home Bistro, Inc.
Notes to Financial Statements
December 31, 2018

Recent Adopted Accounting Pronouncements

In May 2014, the FASB issued ASU 2014-09, “Revenue from Contracts with Customers (Topic 606).” ASU 2014-09 eliminated transaction and industry-specific revenue recognition guidance under current GAAP and replaced it with a principle-based approach for determining revenue recognition. ASU 2014-09 requires that companies recognize revenue based on the value of transferred goods or services as they occur in the contract. The ASU also requires additional disclosure about the nature, amount, timing and uncertainty of revenue and cash flows arising from customer contracts, including significant judgments and changes in judgments and assets recognized from costs incurred to obtain or fulfill a contract. The Company adopted this ASU January 1, 2018 using the modified retrospective method, which primarily changed the accounting method related to unredeemed gift cards, referred to as breakage. Under this new guidance, expected breakage amounts are recognized proportionately into revenue as redemptions occur. Previously, revenue from gift cards was recognized upon redemption and the unredeemed gift cards remained as a current liability. The cumulative impact to retained earnings as of January 1, 2018 was $248,825.

Recent Accounting Pronouncements Not Yet Adopted

On February 25, 2016, the FASB issued ASU No. 2016-02 to amend the accounting guidance for leases. The accounting applied by a lessor is largely unchanged under ASU 2016-02. However, the standard requires lessees to recognize lease assets and lease liabilities for leases classified as operating leases on the balance sheet. Lessees will recognize in the statement of financial position a liability to make lease payments and a right-of-use asset representing its right to use the underlying asset for the lease term. For leases with a term of 12 months or less, a lessee is permitted to make an accounting policy election by class of underlying asset not to recognize lease assets and lease liabilities. If a lessee makes this election, it will recognize lease expense for such leases generally on a straight-line basis over the lease term. ASU 2016-02 is effective for fiscal years beginning after December 15, 2018 and early adoption is permitted. The Company is evaluating the impact of the revised guidance and believes that it will not have a significant impact on its financial statements.

Management does not believe that any other recently issued, but not yet effective accounting pronouncements, if adopted, would have a material effect on its financial statements.

NOTE 3- INTANGIBLE ASSETS

Intangible assets consisted of full service, prepackaged mid-market software incurred to track and record all aspects of the Company’s accounting, order entry, sales, marketing, production and customer service needs. The intangible asset was being amortized over three years using the straight-line method.

Intangible consisted of the following:

December 31, 2018
Website and software	$142,466
Less: accumulated amortization	(142,466)
Intangible assets	$—

Amortization of intangible assets amounted to approximately $15,368 for the year ended December 31, 2018 and is included in general and administrative expenses on the statement of operations. As of December 31, 2018, intangible assets have been fully amortized.

NOTE 4 - NOTES PAYABLE – RELATED PARTIES

During years ended December 31, 2015, 2016 and 2017, the Company received funding from entities, owned by certain principal stockholders’ and directors of the Company in the form of short-term convertible notes payable.  Total proceeds received on the convertible notes payable at the time of funding was $325,000 and bore interest at rates ranging from 8-15% and default interest rates ranging from 18-24%. Maturity dates varied and commenced May 2016 and ended January 2018. In connection with the convertible notes payable, the Company issued the related entities 892 warrants to purchase shares of common stock at exercise prices contingent on future financings.

In 2015, the Company executed a $33,000 note payable with an entity, owned by the Company’s then Chief Executive Officer and a principal stockholder.  Borrowings and accrued interest matured September 2015 and bore interest at 5%. In connection with the note payable, the related entity received 89 warrants to purchase common stock shares.

On February 22, 2018, the Company and all convertible notes payable and the note payable holders agreed to convert all outstanding principal, accrued interest and warrants into 1,956 shares of common stock. At the time of conversion, the total aggregate outstanding principal balance was $358,000 and accrued interest was $81,144 and all 985 warrants issued remained outstanding. The conversion resulted in an increase to additional paid-in capital of $439,144.

Home Bistro, Inc.
Notes to Financial Statements
December 31, 2018

NOTE 5 – NOTE PAYABLE

On July 3, 2015, the Company entered into a promissory note payable with a principal amount of $33,000. The note bears an interest of 5% per year and had a maturity date of September 1, 2016. During the year ended December 31, 2018, the Company repaid $18,000 of outstanding principal. As of December 31, 2018, the note was in default with an outstanding principal of $15,000 and accrued interest of $4,299 which is included in accrued expense and other liabilities. The principal of $15,000 has been presented on the accompanying balance sheet as note payable – in default.

On April 12, 2016, the Company entered into a promissory note payable with a principal amount of $150,000 and the note bore interest at a rate of 27.9% per year. The Company paid the remaining outstanding balance of $9,739 during the year ended December 31, 2018. As of December 31, 2018, the note has no outstanding balance.

NOTE 6 – ADVANCE PAYABLE

On September 6, 2018, the Company entered into a capital advance agreement (the “Advance Agreement”) with their e-commerce platform provider. Under the terms of the Advance Agreement, the Company received $25,000 and will repay $28,250 by remitting 15% of the total customer payments processed daily by the e-commerce platform provider until the advance is repaid in full. As of December 31, 2018, the advance had a balance of $18,830.

NOTE 7 – UNREDEEMED GIFT CARDS

Unredeemed gift cards activities for the year ended December 31, 2018 are summarized as follows:

Year Ended December 31, 2018
Balance as of December 31, 2017	$276,177
Change in accounting policy cumulative effect adjustment	(248,825)
Sale of gift cards in 2018	27,262
Revenue from breakage	(14,951)
Total gift card redemptions in 2018	(29,697)
Balance as of December 31, 2018	$9,966

NOTE 8 – RELTED PARTY TRANSACTION

The Company utilizes the shipping carrier account of a related entity, owned 50% by the Company’s current chief executive officer and principal stockholder for its inbound and outbound shipping needs. The related entity bills the Company for the direct cost of the shipping charges plus a 10% fee. The total amount paid to the related entity during the year ended December 31, 2018 was $63,716 which is included in cost of goods sold on the statement of operations.

See also Note 4 – Notes Payable – Related Parties.

NOTE 9 – STOCKHOLDERS’ DEFICIT

The Company has 110,000 shares of common stock authorized which consist of 100,000 shares of common stock with par value of $0.0001 and 10,000 shares of preferred stock with par value of $0.0001.

As of December 31, 2018, the Company had 34,423 shares of common stock issuable outstanding and no preferred stock outstanding.

Common Stock Issuable

As of December 31, 2018, the Company has not issued any of its common stock.

Common stock issuable for cash

●

During the year ended December 31, 2018, pursuant to subscription agreements, the Company sold 4,396 shares of common stock issuable to two investors for $34.12 per share, or total cash proceeds of $150,000.

Home Bistro, Inc.
Notes to Financial Statements
December 31, 2018

Stock-based compensation

●

During the year ended December 31, 2018, the Company granted to an executive pursuant to an employment agreement (see Note 11) 16,173 shares of common stock with a grant date value of $549,882 or $34 per share based on contemporaneous common share sales. During the year ended December 31, 2018, the Company recorded stock-based compensation of $152,745 which is included in compensation on the statement of operations. Total unrecognized compensation expense related to these common shares at December 31, 2018 amounted to $397,137 which will be amortized over the remaining vesting period of two years.

●

During the year ended December 31, 2018, the Company granted, to a former executive as a bonus, 2,252 shares of common stock with a grant date value of $76,568 or $34 per share based on contemporaneous common share sales which is included in compensation on the statement of operations .

Common stock issuable for services

●

During the year ended December 31, 2018, the Company granted, to a consultant, 198 shares of common stock with a grant date fair value of $76,568 or $34 per share based on contemporaneous sale of shares of common stock, which is included in compensation on the statements of operations.

Shares issuable for conversion of notes payable, accrued interest and warrants

●

During the year ended December 31, 2018, the holders of notes payable with an outstanding principal balance of $358,000, accrued interest of $81,144 and warrants to acquire 985 shares of common stock agreed to convert the notes, accrued interest and warrants for 2,134 shares of common stock (see Note 4).

Warrants

During the year ended December 31, 2018, holders of warrants to acquire 985 shares of common stock agreed to cancel the warrants in connection with the conversion of notes payable and accrued interest to shares of common stock (see Note 4).

Warrants activities for the year ended December 31, 2018 are summarized as follows:

	Number of Warrants	Weighted Average Exercise Price	Weighted Average Remaining Contractual Term (Years)	Aggregate Intrinsic Value
Balance Outstanding December 31, 2017	985	$351.02	4.00	$—

Forfeited in connection with debt conversion	(985)	$351.02	—	—

Balance Outstanding at December 31, 2018	—	$—	—	$—

NOTE 10– INCOME TAXES

The Company maintains deferred tax assets and liabilities that reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. The deferred tax assets at December 31, 2018 consist of net operating loss carryforwards. The net deferred tax asset has been fully offset by a valuation allowance because of the uncertainty of the attainment of future taxable income.

On December 22, 2017, the United States signed into law the Tax Cuts and Jobs Act (the “Act”), a tax reform bill which, among other items, reduces the current federal income tax rate to 21% from 34%. The rate reduction is effective January 1, 2018, and is permanent.

The Act has caused the Company’s deferred income taxes to be revalued. As changes in tax laws or rates are enacted, deferred tax assets and liabilities are adjusted through income tax expense. Pursuant to the guidance within SEC Staff Accounting Bulletin No. 118 (“SAB 118”), as of December 31, 2017, the Company recognized the provisional effects of the enactment of the Act for which measurement could be reasonably estimated. Since the Company has provided a full valuation allowance against its deferred tax assets, the revaluation of the deferred tax assets did not have a material impact on any period presented. The ultimate impact of the Act may differ from these estimates due to the Company’s continued analysis or further regulatory guidance that may be issued as a result of the Act.

Home Bistro, Inc.
Notes to Financial Statements
December 31, 2018

The items accounting for the difference between income taxes at the effective statutory rate and the provision for income taxes for the year ended December 31, 2018 are as follow:

Year Ended December 31, 2018
Income tax benefit at U.S. statutory rate of 21%	$(42,365)
Income tax benefit – state	(17,551)
Non-deductible expenses	59,770
Change in valuation allowance	146
Total provision for income tax	$—

The Company’s approximate net deferred tax asset as of December 31, 2018 was as follow:

Year Ended December 31, 2018
Net operating loss carryforward	$1,055,684
Total deferred tax asset	1,055,684
Less: valuation allowance	(1,055,684)
Net deferred tax asset	$—

The gross operating loss carryforward was approximately $3,554,400 at December 31, 2018. The Company provided a valuation allowance equal to the net deferred income tax asset as of December 31, 2018 because it was not known whether future taxable income will be sufficient to utilize the loss carryforward. The increase in the valuation allowance was $146 in 2018. The potential tax benefit arising from the net operating loss carryforward of $1,055,538 from the period prior to Act’s effective date will expire in 2033. The potential tax benefit arising from the net operating loss carryforward of $146 from the period following to the Act’s effective date can be carried forward indefinitely within the annual usage limitations for an aggregate net operating loss carryforward was $1,055,684.

Additionally, the future utilization of the net operating loss carryforward to offset future taxable income is subject to annual limitations as a result of ownership or business changes that occurred prior to 2018 and may occur in the future. The Company has not conducted a study to determine the limitations on the utilization of these net operating loss carryforwards. If necessary, the deferred tax assets will be reduced by any carryforward that may not be utilized or expires prior to utilization as a result of such limitations, with a corresponding reduction of the valuation allowance.

The Company does not have any uncertain tax positions or events leading to uncertainty in a tax position. The Company’s 2018 and 2017 Corporate Income Tax Returns are subject to Internal Revenue Service examination.

NOTE 11 – COMMITMENTS AND CONTINGENCIES

Employment Agreements

On February 20, 2018, the Company entered into an employment agreement (“Agreement”) with Zalman Scher Duchman to serve as the Company’s Chief Executive Officer (“CEO”), the term of which runs for three years includes an annual salary of $1.00 for the first year which shall be increased in the second and third year of employment to an amount mutually approved by Mr. Duchman and the Company’s Board of Directors. Thereafter, the Agreement shall be renewed upon the mutual agreement of CEO and Company. In connection with this Agreement, the Company issued 16,173 shares of restricted common stock with a grant date fair value of $549,882, as a sign-on bonus (see Note 7). The Company shall have the right and option to  repurchase the stock at par value of $0.0001 if Mr. Duchman is terminated for cause; (i) all of the shares shall be eligible for stock repurchase if terminated for cause within the first year; (ii) 2/3 of the shares shall be eligible for stock repurchase terminated for cause within the second year and; (iii) 1/3 of the shares shall be eligible for stock repurchase terminated for cause within the third year.

 Home Bistro, Inc.
Notes to Financial Statements
December 31, 2018

Lease Obligation Settlement

On February 22, 2018, the Company entered into a Surrender Agreement with a former landlord for rental obligations dating back to the year ended December 31, 2017 until the space was vacated by the Company on March 31, 2017.  Upon executing the Surrender Agreement, the former landlord and the Company agreed that the total rental obligation due was $109,235. Former landlord agreed to $50,000 as full satisfaction of all obligations owed at the time of the Surrender Agreement. The Company agreed to make regular payments on the outstanding rental obligation until paid in full through September 2019; however, there is no penalty if the obligation is not fully paid by such date. As of December 31, 2018, the balance remaining due on this obligation was $35,000 which is included in accounts payable on the accompanying balance sheet. During the year ended December 31, 2018, the Company recognized a gain in connection with this settlement of $46,438.

NOTE 12 - SUBSEQUENT EVENTS

On January 8, 2020, the Company sold 1,213 shares of common stock at $20.61 per share to a related party resulting in cash proceeds of $25,000.

As of April 6, 2020, the Company has entered into two capital advance agreements (the “Advance Agreements”) with their e-commerce platform provider. Under the terms of the Advance Agreements, the Company has received $33,000 and will repay $37,290 by remitting 17% of the total customer payments processed daily by the e-commerce platform provider until the advances are repaid in full.